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Exhibit 23.6

[Letterhead of Ore Reserves Engineering]

CONSENT OF ORE RESERVES ENGINEERING

        The undersigned, Ore Reserves Engineering, hereby states as follows:

        Our firm prepared an independent review, completed in 2005 (the "2005 Review"), concerning resources in the Brimstone Deposit of the Hycroft Mine of Vista Gold Corp. (the "Company"), portions of which are summarized under the caption "Item 2. Properties — Hycroft Mine — Updated Feasibility Study" in this Annual Report on Form 10-K for the year ended December 31, 2006 (the "Form 10-K").

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91254, 333-102384, 333-104443, 333-120335, 333-129720, 333-132975 and 333-136980) and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-105621 and 333-134767) of the Company of the summary information concerning the 2005 Review, including the reference to our firm included with such information, as set forth above in the Form 10-K.

Ore Reserves Engineering
	By:	/s/ ALAN C. NOBLE Name: Alan C. Noble, P.E. Title: Principal Engineer
Date: March 14, 2007

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CONSENT OF ORE RESERVES ENGINEERING